UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 26, 2013
ZENITECH CORPORATION

(Exact name of registrant as specified in its charter)
Delaware	333-169494	EIN 98-0360626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 295-4898

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 26, 2013, Zenitech Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Hong Yang (the “Seller”) and Zhifang Liang ( (the “Buyer” or “Purchaser”). The closing of the transactions (the “Closing”) contemplated by the Agreement occurred and consummated on June 28, 2013.

Pursuant to the Agreement, the Seller sold to the Buyer, and the Buyer agreed to purchase from the Seller, 11,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, constituting approximately 79.97% of the issued and outstanding Common Stock, for an aggregate purchase price of $113,560.

The foregoing description of the Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

Prior to the Closing, the Seller owned 12,200,000, or approximately 84.84%, of the issued and outstanding shares of Common Stock and Ms. Hong Yang served as the Chief Executive Officer, President and Sole Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer).  In connection with the Closing, Ms. Hong Yang resigned from the executive officer positions she held with the Company, and the Company appointed Zhiliang Fang as Chief Executive Officer effective as of the Closing, and Chairman of the Company effective 10 days following the later of the date of the filing of this Information Statement with the SEC pursuant to Rule 14f-1 or the date of mailing of this Information Statement to our stockholders.

Upon the Closing, the Buyer owned 79.97% of the issued and outstanding Common Stock.  In addition, as of the Closing, Ruitao Jiang and ZhuJun Chen have been appointed as the Directors of the Company 10 days following the later of the date of the filing of this Information Statement with the SEC pursuant to Rule 14f-1 or the date of mailing of this Information Statement to our stockholders. As of the Closing, Lirong Zheng has been appointed as the Chief Financial Officer of the Company effective immediately.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of immediately following the Closing on June 28, 2013, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.

Name of Buyer	Number of Shares (1)	Percentage of Class (2)
Zhiliang Fang* No.55,Dingwaikeng,Duli Village,Changtai Town,Chengxiang District,Putian City, Fujian Province	11,500,000	79.97%
Ruitao Jiang* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	0	N/A
Zhujun Chen* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	0	N/A
Lirong Zheng* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	0	N/A
All Directors and Officers as a group 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	11,500,000	79.97%

* Director and/ or executive officer.

(1)          Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)          Based on 14,380,266 shares of Common Stock issued and outstanding as of the Closing.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.  The written resignation letters of the Sellers are filed as Exhibits 17.1, to this Current Report on Form 8-K and are incorporated herein by reference.

Prior to the date of the Closing, our Board of Directors consisted of a sole director, Ms. Hong Yang. Ms. Hong Yang has submitted a letter of resignation and Zhiliang Fang, Ruitao Jiang and ZhuJun Chen have been appointed to our Board of Directors. The appointment of Zhiliang Fang (Chairman), Ruitao Jiang and ZhuJun Chen and the resignation of Ms. Hong Yang is effective 10 days following the later of the date of the filing of this Information Statement with the SEC pursuant to Rule 14f-1 or the date of mailing of this Information Statement to our stockholders.   In addition, effective on the date of the Closing, Ms. Hong Yang resigned from her officer position with the Company and we appointed Zhiliang Fang as our Chief Executive Officer, appointed Lirong Zheng as our Chief Financial Officer and Secretary.

The following table sets forth the name, age, and position of our officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Mr. Zhifang Liang, age 55, serves as our Chief Executive Officer and Chairman of the Board. Mr. Fang worked in the business department of Food Bureau in Putian City, Fujian Province from 1982 to 1992. He served as the deputy general manager and sales manager of Fujian Putian Liyuan Machinery C.,Ltd from 1992 to 1995 and manager of Putian Qiusi Fruit Plant from 1995 to 1997. Mr. Fang served as the manager of Changtai Tianbian Fruit Plant in Chengxiang District of Putian City from 1997 to 2005 and vice-president of Putian Loquat Wine Industry Co., Ltd. from 2005 to 2009. Mr. Fang served as the Chairman and Chief Executive Officer of Fujian Tianfeihong Wine Co., Ltd. since 2009 until president. Mr. Fang received associate degree from Fujian Guobo TV University in 1988.

Mr. Ruitao Jiang, age 42, serves as our director. Mr. Jiang served as executive of Xiamen Meilihua Grand Hotel from 1994 to 1996 and served as manager in Fujian branch office of Guizhou Cantonese Cuisine Group from 1997 to 1999. Mr. Jiang served as general manager in Southwest region of Yunan Branch Office of Fuzhou Shenshi Company from 2000 to 2008 and general manager of Hong Kong Shennuoqi Investmetn Company from 2009 to 2011. Mr. Jiang served as director of Fujian Tianfeihong Wine Co., Ltd. since 2012 until now. Mr. Fang received bachelor degree in accounting and finance from accounting school of Fujian Provicne in 1993.

Mr. Zhujun Chen, age 35, serves as our director. Mr Chen served as executive in Henan Huike Electronics Ltd.frrm 2001 to 2005 and served as partner of Zhengzhou Zhongcheng Science and Technology Ltd. from 2006 to 2009. Mr. Chen served as director and assistant president of Yongjia Investment Holding (Hong Kong) Ltd. from 2009 to 2011 and served as director of Fujian Tianfeihong Wine Co., Ltd. from 2012 until now. Mr. Chen received degree in computer from Henan College of Inforamtion Engineering in 2001.

Ms. Lirong Zheng, age 44, serves as our Chief Financial Officer. Ms. Zheng served as finance Manager of Putian Qiusi Fruit Plant from 1993 to 1997 and finance manager of Changtai Tianbian Fruit Plant in Chengxiang

District of Putian City from 1997 to 2005. Ms. Zheng served as accountant of Putian Loquat Wine Industry Co., Ltd. from 2005 to 2009 and served as Chief Financial Officer of Fujian Tianfeihong Wine Co., Ltd. since 2009 until now. Ms. Zheng received bachelor degree in accounting from Putian College in 1993.

Family Relationships

None of the directors or officers of our company are related by blood or marriage.

Corporate Governance

Board Committees

We currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert", nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of June 26, 2013 and closed on June 28, 2013, by and between Hong Yang (“Seller”) , Zenitech Corp., a Delaware corporation (the “Company”), and Zhifang Liang (“Buyer”)*
17.1	Written resignation letter of Hong Yang *
17.2	Written resignation letter of Mo You Yu*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITECH CORP.

Date: June 26, 2013	By:	/s/ Zhiliang Fang
Name: Zhiliang Fang
Title: Chief Executive Officer,